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Exhibit 5.1

Sibanye Stillwater Limited Constantia Office Park Bridgeview House, Building 11, Ground Floor Cnr 14th Avenue & Hendrik Potgieter Road Weltevreden Park, 1709 South Africa	S Hartley #0454696## 28 August 2020

Ladies and Gentlemen,

Sibanye Stillwater Limited: Form F-3 Registration Statement pursuant to the U.S. Securities Act of 1933, dated 28 August 2020

1.
Introduction

1.1.
We, Edward Nathan Sonnenbergs Incorporated (Registration No. 2006/018200/21) ("ENSafrica" or "we"), have acted as independent South African legal adviser to Sibanye Stillwater Limited ("Sibanye-Stillwater"), in connection with the filing by it, with the U.S. Securities and Exchange Commission (the "Commission"), of the Form F-3 registration statement dated 28 August 2020 (the "Registration Statement"), which Registration Statement:

1.1.1.
includes a prospectus to be supplemented by one or more prospectus supplements; and

1.1.2.
is in respect of the registration of (i) an indeterminate principal amount of Sibanye-Stillwater ordinary shares (the "Ordinary Shares") and (ii) an indeterminate number of rights which may be exercised to purchase Ordinary Shares (the "Rights"); and

1.1.3.
is filed pursuant to the U.S. Securities Act of 1933.

1.2.
Capitalised terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

1.3.
In connection with this opinion (this "Opinion"), we have:

1.3.1.
examined an executed copy of the Registration Statement;

1.3.2.
relied upon and examined:

      1.3.2.1.
      a copy of the written resolutions of the board of directors of Sibanye-Stillwater ("Directors") dated 25 August 2020, being the date on which the majority of the Directors voted in favour of the resolutions, adopted in accordance with section 74 of the 2008 Companies Act, pursuant to which the following approvals were obtained (i) Sibanye-Stillwater is authorised to prepare and file the Registration Statement and any and all amendments, including post-effective amendments or supplements thereto, and any other documents in connection therewith, and (ii) the Authorised Persons (as defined therein) are authorised, on behalf of Sibanye-Stillwater, to prepare and/or negotiate and sign the Registration Statement and any and all amendments, including post-effective amendments or supplements thereto, and any other documents in connection therewith and to act in connection with the Registration Statement; and

      1.3.2.2.
      the constitutive documents of Sibanye-Stillwater, being Sibanye-Stillwater's Memorandum of Incorporation and Certificate of Incorporation ("Constitutive Documents"),

    (collectively, the "Authorising Documents"); and

    1.3.3.
    relied upon and examined a copy of the report produced by an electronic search of the records of the Companies and Intellectual Property Commission ("CIPC") established under Section 185 of the 2008 Companies Act, carried out in respect of Sibanye-Stillwater on 28 August 2020 (the "CIPC Report");

    1.3.4.
    examined and relied on a certificate by an authorised Director or the duly authorised company secretary of Sibanye-Stillwater confirming, inter alia, that:

    1.3.4.1.
    the information contained in the CIPC Report is correct and that Sibanye-Stillwater has not made application to CIPC for the registration by CIPC of any document or information which would affect, when given effect to by CIPC, the correctness of the information contained in the CIPC Report; and

    1.3.4.2.
    as at the date of such certificate, the resolutions referred to in paragraph 1.3.2.1 above remain in force and effect.

2.
Opinions

2.1.
Based upon our examination of all the documents and information referred to in paragraph 1.3 above, and subject to the assumptions, reservations and qualifications as described in paragraph 3 below, it is our opinion that:

2.1.1.
Sibanye-Stillwater is a limited liability company duly incorporated and validly existing under the laws of the Republic of South Africa ("South Africa");

2.1.2.
Sibanye-Stillwater has corporate power and authority to enter into and perform its obligations under the Registration Statement, has validly executed the Registration Statement to which it is a party and the execution and performance thereof has been duly authorised by all necessary action on the part of Sibanye-Stillwater and do not violate the applicable laws of South Africa now in effect;

2.1.3.
the entering into the Registration Statement by Sibanye-Stillwater and the performance by Sibanye-Stillwater of its obligations thereunder do not and will not conflict with, or result in a breach of, any of the terms or provisions of any of Sibanye-Stillwater's Constitutive Documents;

    2.1.4.
    the Authorised Persons that signed the Registration Statement on behalf of Sibanye-Stillwater are authorised by Sibanye-Stillwater to sign the Registration Statement and to act in connection with the Registration Statement;

    2.1.5.
    the obligations of Sibanye-Stillwater arising or which may from time to time arise pursuant to the:

    2.1.5.1.
    Registration Statement; and

    2.1.5.2.
    Ordinary Shares and Rights, in each case subject to paragraphs 2.1.6 to 2.1.7 below, as the case may be,

    constitute the legal, valid and binding obligations of Sibanye-Stillwater, enforceable against Sibanye-Stillwater in accordance with their terms, except as such enforcement may be limited by applicable insolvency, liquidation, business rescue, curatorship, reorganisation or other similar laws affecting the enforcement of creditors' rights generally;

    2.1.6.
    when the Ordinary Shares to which the Registration Statement relates have been (i) duly authorised, (ii) duly issued in accordance with the 2008 Companies Act and the Memorandum of Incorporation of Sibanye-Stillwater, and (iii) duly paid for, the Ordinary Shares will be duly and validly issued, fully paid and non-assessable;

    2.1.7.
    when the Rights to which the Registration Statement relates to have been (i) duly authorised, (ii) duly issued in accordance with the applicable subscription agreement and the relevant provisions of the 2008 Companies Act and the Memorandum of Incorporation of Sibanye-Stillwater (including in respect of the certificates or book entry interests relating thereto), and (iii) duly paid for, the Rights will be duly and validly issued.

3.
Assumptions, Reservations and Qualifications

The opinions contained herein are subject to the following assumptions, reservations and qualifications (and those contained elsewhere in this Opinion):

3.1.
The opinions contained herein are given as of the date hereof (the "Opinion Date").

3.2.
We express no opinion as to the laws of any jurisdiction other than the laws of South Africa. This Opinion is limited to the laws and regulations in effect in South Africa on and as of the Opinion Date and is given on the basis that it will be governed and construed in accordance with South African law applicable as at the Opinion Date. No obligation is assumed by ENSafrica to update this Opinion or to inform any person of any changes in South African law or other matters coming to our knowledge and occurring after the Opinion Date, which may affect this Opinion in any respect. This Opinion encompasses only the matters expressly dealt with herein and its ambit may not be extended by implication or otherwise to deal with or encompass any other matters.

3.3.
This Opinion assumes in relation to the Registration Statement:

3.3.1.
that the Ordinary Shares will be duly authorised, issued and paid for (or consideration thereon will be duly received by Sibanye-Stillwater), all in accordance with the 2008 Companies Act and the Memorandum of Incorporation of Sibanye-Stillwater;

    3.3.2.
    that the term "non-assessable", as contemplated in paragraph 2.1.7 above, means, for purposes of this Opinion, that a holder of the Ordinary Shares will not, solely because of its status as holder of the Ordinary Shares, be liable, to Sibanye-Stillwater or the creditors of Sibanye-Stillwater, for any additional assessments or calls in respect of the Ordinary Shares;

    3.3.3.
    that the Ordinary Shares to which the Rights relate, will be duly authorised, issued and paid for, all in accordance with the relevant provisions of the 2008 Companies Act and the Memorandum of Incorporation of Sibanye-Stillwater;

    3.3.4.
    that all legal and administrative formalities in relation to the issue of the Ordinary Shares, including, but not necessarily limited to, the endorsement, by the relevant authority, of the share certificates of the Ordinary Shares as "non-resident", will be complied with;

    3.3.5.
    the authenticity of each signatory's signature to the Registration Statement;

    3.3.6.
    the legal capacity of all signatories, and that persons purporting to hold particular offices or to sign any document in particular capacity to hold those offices or fill those capacities;

    3.3.7.
    that there is an absence of any fraud or mistake in contract on the part of the parties to the Registration Statement and, where applicable, their respective officers, employees, agents and advisors when entering into the Registration Statement;

    3.3.8.
    that all signatures, stamps and seals on all documents and instruments submitted to us for the purposes of this Opinion are genuine and authentic;

    3.3.9.
    the due execution of each of the Registration Statement by the parties thereto;

    3.3.10.
    the completeness and conformity of the original Registration Statement to the copies of the Registration Statement supplied to us;

    3.3.11.
    that the Registration Statement and Authorising Documents as reviewed by us have not been superseded, amended or novated in any respect;

    3.3.12.
    that each of the parties to the Registration Statement (other than Sibanye-Stillwater) has, in accordance with the laws of the jurisdiction in which such party is incorporated:

    3.3.12.1.
    the capacity, power and authority;

    3.3.12.2.
    fulfilled all internal authorisation procedures and applicable formalities; and

    3.3.12.3.
    obtained all necessary agreements, consents, licenses or qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any contract binding upon it),

    to enter into the Registration Statement and to perform their respective obligations thereunder;

    3.3.13.
    that none of the parties to the Registration Statement has adopted any resolution or taken any action that would affect in any respect any of the opinions expressed herein;

    3.3.14.
    that none of the parties to the Registration Statement (other than Sibanye-Stillwater, to the extent indicated in any report produced by a search of the records of CIPC) has passed a voluntary winding up resolution, no petition has been presented or order made by a court for the winding up, dissolution, business rescue proceedings or other administration of such parties, nor has any receiver, liquidator business rescue practitioner or similar officer been appointed in relation to such parties or in relation to any of the assets or revenues of such parties;

    3.3.15.
    that all authorisations constituted by the written resolution referred to in paragraph 1.3.2.1 and the delegation of all authorities under and/or in respect thereof have been validly made and remain in full force and effect, the Directors have been duly appointed, the Directors duly disclosed any personal financial interests as required by section 75 of the 2008 Companies Act (and duly complied with the provisions of that section to the extent applicable) and all such Director resolutions have been duly passed in accordance with the applicable provisions of the 2008 Companies Act and the Memorandum of Incorporation of Sibanye-Stillwater;

    3.3.16.
    that all exchange control approvals will, if and when required, be obtained by Sibanye-Stillwater;

    3.3.17.
    that the copies of the Constitutive Documents supplied to us were true, complete and up-to-date in all respects and have not been amended, superseded or novated in any respect;

    3.3.18.
    that the transactions contemplated by and the obligations assumed under the Registration Statement are for the benefit of the parties thereto and that no person has been, or will be, engaged in conduct that is misleading or deceptive or likely to mislead or deceive in relation thereto and no disposition of property effected by any Offering Document is made wilfully to defeat an obligation owed to a creditor or at an undervalue in violation of the applicable laws of South Africa now in effect;

    3.3.19.
    that there are no provisions of the laws of any jurisdiction outside South Africa which invalidate the choice of New York law by the parties to the Registration Statement;

    3.3.20.
    that the Registration Statement are valid and binding on each party under the laws of any jurisdiction other than South Africa;

    3.3.21.
    that there are no agreements, documents or arrangements in existence between the parties to the Registration Statement which materially affect, amend or vary the terms of the transactions contemplated under the Registration Statement;

    3.3.22.
    that there are no provisions of the laws of any jurisdiction outside South Africa which would be contravened by the execution or delivery of the Registration Statement, and that, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside South Africa, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

    3.3.23.
    that Sibanye-Stillwater is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due as a result of its entry into the Registration Statement and performance of the transactions contemplated therein;

    3.3.24.
    that none of the parties to the Registration Statement have taken any corporate action or other steps, and no legal proceedings have been started or threatened, for the liquidation, winding up, sequestration or similar proceedings, as the case may be, in any relevant jurisdiction in respect of any of the parties to the Registration Statement;

  3.4.
  Any foreign judgment obtained in respect of the Registration Statement will, subject to the permission of the Minister of Economic Affairs of South Africa (if the Protection of Businesses Act, 1978 (Act No. 99 of 1978) (the "Businesses Act") is applicable), be recognised and enforced in accordance with the ordinary procedures applicable under South African law for the enforcement of foreign judgments; provided that:

  3.4.1.
  the judgment is, in terms of the relevant foreign law, final and conclusive and is not interlocutory or provisional and the judgement has not been superannuated or, if an appeal is pending, the appeal does not affect the finality of a judgment, but the court may use its discretion to stay the proceedings pending the appeal;

  3.4.2.
  the court in South Africa in which the enforcement proceedings are brought has jurisdiction over the person of the defendant;

  3.4.3.
  the foreign court in question had jurisdiction and international competence to entertain the case according to the principles recognised by the laws of South Africa and, in regard to these principles, and foreign judgments based on money claims, the courts of South Africa recognise jurisdiction and international competence on the basis of the submission, whether by agreement or by conduct, of the defendant to the jurisdiction of the foreign court or the residence of the defendant in the area of the foreign court at the time of the commencement of the action.

  3.5.
  A defendant is not entitled to reopen the merits of the case. He must refute the essential allegations that the plaintiff must prove in order to have the foreign judgement recognised. He may also raise the following defences:

  3.5.1.
  the foreign judgement was granted contrary to the basic rules of natural justice which are acceptable to a South African court. In this regard, the court will not easily criticise the procedural rules of foreign countries and will not measure them against local equivalents. It will, however, require that the defendant must at least have received proper notice of the proceedings and must have had an opportunity to be heard before judgement was granted;

  3.5.2.
  the recognition and enforcement of the judgment by our Courts would be contrary to public policy. For instance, the courts will not enforce an award for punitive damages;

  3.5.3.
  the judgment was obtained by fraudulent means;

  3.5.4.
  enforcement of the judgment is precluded by the provisions of the Businesses Act. In terms of the Business Act, a foreign judgement given in relation to an act or transaction connected to the mining, production, importation, exportation, refinement, possession, use or sale of or ownership of any matter or material, of whatever nature, whether within, outside, into or from South Africa may not be enforced without the permission of the Minister of Economic Affairs. The courts approach to this act has been to interpret it restrictively.

  3.6.
  South Africa is a signatory to the New York Convention dated 10 June 1958, as has been recognised and enforced by the enactment of the International Arbitration Act, 2017 (Act No. 15 of 2017), which provides the mechanism for the enforcement of foreign arbitration awards in South Africa. Any foreign arbitration award obtained in respect of the Registration Statement will, subject to the permission of the Minister of Economic Affairs of South Africa (if the Businesses Act is applicable) be recognised and enforced in South Africa, provided that:

  3.6.1.
  the relevant arbitration award is final and conclusive;

  3.6.2.
  the parties to the arbitration agreement had capacity to contract under the law applicable to that party;

  3.6.3.
  the arbitration agreement is valid under the law to which the parties have subjected it, or where the parties have not subjected it to any law, the arbitration agreement is valid under the law of the country in which the award was made;

  3.6.4.
  it is permissible in terms of South African law that the subject matter of the dispute concerned be governed by arbitration;

  3.6.5.
  the arbitration award deals with a dispute contemplated by or falling within the provisions of the relevant reference to arbitration in the relevant arbitration agreement;

  3.6.6.
  the recognition and enforcement of the arbitration award is not against public policy;

  3.6.7.
  the constitution of the arbitration tribunal and the arbitration procedure concerned were in accordance with the relevant arbitration agreement or in accordance with the laws of the country in which the arbitration proceedings took place;

  3.6.8.
  the party against whom the arbitration award is sought to be enforced received notice of the appointment of the arbitrator and of the arbitration proceedings concerned and was able to present its case at the arbitration proceedings.

  3.7.
  Where a party seeks to rely on a foreign law in proceedings in a South African court, for instance in cases where the parties to a contract have elected that foreign law govern the contract, the South African courts will not apply a foreign law if:

  3.7.1.
  it is not pleaded and proved (unless the court exercises its discretion to take judicial notice of the foreign law in terms of section 1(1) of the Law of Evidence Amendment Act of 1988); or

  3.7.2.
  the selection of the foreign law was not bona fide and legal; or

  3.7.3.
  to do so would be contrary to public policy; or

  3.7.4.
  the contract is contra bonos mores under South African law.

  3.8.
  In respect of any suit or action by any counterparty against Sibanye-Stillwater in South African courts, such counterparty, as a foreign plaintiff or perigrinus may be required in terms of South African law to deposit security for Sibanye-Stillwater's legal costs in respect of legal proceedings instituted in the courts of South Africa.

  3.9.
  Any signature on the Registration Statement signed outside South Africa must be authenticated:

  3.9.1.
  if signed in England, by a notary public in England; or

  3.9.2.
  if elsewhere, in accordance with the Uniform Rules of Court (of South Africa),

  in order for the document to be received in the courts of South Africa unless the document is shown to the satisfaction of the court to have been actually signed by the person purporting to have signed such document.

  3.10.
  Under South African law, a court will not accept a complete ouster of jurisdiction, although generally it recognises party autonomy and gives effect to a choice of law. However, jurisdiction remains within the discretion of the court and a court may, in certain instances, assume jurisdiction provided there are sufficient jurisdictional connecting factors. Similarly, the courts may, in rare instances, choose not to give effect to a choice of jurisdiction clause, if such choice is contrary to public policy.

  3.11.
  Under South African law if the parties to a contract agree to the governing law of claims connected with the contract, this agreement will not apply to any claims which arise extraneously to the contract, such as claims in delict (tort).

  3.12.
  South African company law is governed by statute and by common law. The 2008 Companies Act and the regulations published under section 223 thereof have replaced the Companies Act, 1973 (Act No. 61 of 1973) (the "Old Companies Act") in its entirety, except for Chapter 14 thereof, that deals with the winding-up of companies. The views expressed in this Opinion are based on our interpretation of the 2008 Companies Act, Chapter 14 of the Old Companies Act and having regard to South African common law as at the Opinion Date.

  3.13.
  Winding-Up and Insolvency

  3.13.1.
  Under South African law, the winding-up and business rescue of companies is regulated by both the 2008 Companies Act, the Old Companies Act and the Insolvency Act, 1936 (Act No. 24 of 1936) (the "Insolvency Act").

  3.13.2.
  The effect of the 2008 Companies Act, the Old Companies Act and the Insolvency Act (together with any other laws regulating the enforcement of creditors' rights generally) is such that if the parties are subject to winding up, then the parties may not have the power, capacity and authority to conclude the Registration Statement to which they are a party, as the power, capacity and authority of the parties may be limited or affected by bankruptcy, insolvency, reorganisation, moratorium, fraudulent conveyance and other similar laws (including constitutional laws and court decisions) including, without limitation, limitations introduced by way of equitable principles and public policy.

  3.13.3.
  The further effect of the 2008 Companies Act, the Old Companies Act and the Insolvency Act and any other laws regulating the enforcement of creditors' rights generally is such that it may not be possible for the parties to enforce the rights conferred by the Registration Statement to the full extent contemplated therein as the enforceability of such Registration Statement may be limited or affected by bankruptcy, insolvency, business rescue proceedings, reorganisation, moratorium, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect, including without limitation, limitations introduced by way of equitable principles. Accordingly, as used in this Opinion, the term "enforceable" means that each of the obligations of Sibanye-Stillwater under the Registration Statement is of a type and form enforced by the courts of South Africa. It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, enforcement being subject to, among other things:

      3.13.3.1.
      the laws affecting creditors' rights generally including, but not limited to, insolvency laws;

      3.13.3.2.
      the laws of prescription and set-off, pursuant to which claims may become time-barred or may be or may become subject to defenses of set-off or counterclaim;

      3.13.3.3.
      where obligations are to be performed in a jurisdiction outside South Africa, they may not be enforceable in South Africa to the extent that performance would be illegal under the laws of the other jurisdiction or contrary to public policy in such other jurisdiction;

      3.13.3.4.
      payment obligations that are contrary to the exchange control regulations of any country or economic union in whose currency the relevant amounts are payable may not be enforceable in South Africa;

      3.13.3.5.
      enforcement may be limited to the extent that matters in respect of which it has been expressly assumed herein will be done, have not been done;

      3.13.3.6.
      enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation, or undue influence;

      3.13.3.7.
      matters of procedure upon enforcement of the Registration Statement will be governed by and determined in accordance with the law of the forum where such enforcement takes place;

      3.13.3.8.
      principles of equity and the doctrine of the South African courts in enforcing equitable remedies and principles of public policy.

    3.13.4.
    Under the Old Companies Act, a company may be wound up (i) voluntarily (a creditors' voluntary winding-up or a members' voluntary winding up) by way of a special resolution of the members of the company or (ii) by the court by way of a court order. Any report produced by a search of the records of CIPC will not reveal (i) any special resolution which has been passed by the members of a company for a creditors' or a members' voluntary winding-up of the company which has not been registered with CIPC, (ii) any order made by a court for the liquidation, winding-up or business rescue of a company of which CIPC has not been notified, or (iii) any petition presented to a court for the liquidation, winding-up or business rescue of a company. In regard to sub-paragraph (ii) it should be noted that there may be a delay of more than six months before an order made by a court for the liquidation, winding-up or business rescue of a company is notified to CIPC.

  3.14.
  To the extent that any matter is expressed to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty under South African law.

  3.15.
  The effectiveness of any provision of any Offering Document which allows an invalid provision to be severed in order to save the remainder of such Offering Document will be determined by the South African courts in their discretion.

  3.16.
  Any provision in the Registration Statement that a person shall not exercise a right or obligation conferred or imposed on that person by South African law, is subject to considerations of public policy. There is authority in South African law to indicate that persons may not contract in violation of South African law made for the benefit of the public.

  3.17.
  South African courts may not enforce a provision of the Registration Statement that is contrary to public policy or limits a fundamental constitutional right of a South African contract party. In determining the constitutional validity of contractual provisions, South African courts will have regard to, amongst other things, (i) public policy considerations, including whether the contractual provision is fair and reasonable in content and with reference to its enforcement in the relevant circumstances; (ii) competing rights such as the common law right of freedom of contract; and (iii) the relative bargaining positions of the contract parties.

  3.18.
  The Conventional Penalties Act, 1962 (Act No.15 of 1962) of South Africa provides (inter alia) that:

  3.18.1.
  a creditor shall not be entitled to recover, in respect of an act or omission which is the subject of a penalty stipulation, both the penalty and damages or, except where the relevant contract expressly so provides, to recover damages in lieu of the penalty; and

  3.18.2.
  if upon the hearing of a claim for a penalty, it appears to the court that such penalty is out of proportion to the prejudice suffered by the creditor by reason of the act or omission in respect of which the penalty was stipulated, the court may reduce the penalty to such extent as it may consider equitable in the circumstances; provided that in determining the extent of such prejudice the court shall take into consideration not only the creditor's proprietary interest but every other rightful interest which may be affected by the act or omission in question.

  3.19.
  The power of a South African court to order specific performance of an obligation or to grant injunctive relief is discretionary and, accordingly, we express no opinion as to whether such remedies will be available in respect of any of the obligations of Sibanye-Stillwater under the Registration Statement.

  3.20.
  Generally, certificates as evidence of indebtedness issued by a creditor to a debtor, or as to other facts, are under South African law, subject to enquiry and may accordingly not be valid or enforceable if expressed to be conclusive.

  3.21.
  Provisions that a defaulting party will pay all of the innocent party's legal costs of taking action are not enforced by the South African courts, and the general rules relating to party and party and attorney and client costs are applied.

  3.22.
  A determination, designation, calculation or certificate of any party to the Registration Statement, as to any matter provided for in the Registration Statement might, in certain circumstances, be held by the South African courts not to be final, conclusive or binding (for example, if it could be shown to have an arbitrary basis or not to have been reached in good faith) notwithstanding the provisions of the Registration Statement.

  3.23.
  Where a party to the Registration Statement is vested with a discretion or may determine a matter in its opinion, the South African courts if called upon to consider the question may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

  3.24.
  The effectiveness of terms releasing or exculpating any party from, or limiting or excluding, a liability or duty otherwise owed, may be limited by law in South Africa.

  3.25.
  Any claim that any counterparty may have against Sibanye-Stillwater arising out of or in connection with the Registration Statement will generally, under the laws of South Africa, prescribe after the expiry of a period of three years from the date on which the cause of action in respect of such claim arose and specifically as may be provided for in the Registration Statement, which specific prescription may be such period as stipulated in the Registration Statement.

  3.26.
  Any provision that a person shall not exercise or perform a right or obligation conferred or imposed on that person by statute, is subject to considerations of public policy.

  3.27.
  Except as explicitly stated herein, we give no opinion as to:

  3.27.1.
  matters of fact;

  3.27.2.
  the financial affairs of Sibanye-Stillwater;

  3.27.3.
  any liability to any form of tax;

  3.27.4.
  the applicability of any provision relating to competition law in South Africa;

  3.27.5.
  the commercial desirability or reasonability of any of the terms of the Registration Statement or the transactions referred to therein;

  3.27.6.
  the suitability or adequacy or correctness of the representations, warranties and undertakings of the Registration Statement;

  3.27.7.
  the creditworthiness of the parties to the Registration Statement;

  3.27.8.
  the fulfilment of any of the conditions precedent in any of the Registration Statement;

  3.27.9.
  whether Sibanye-Stillwater will be in a position to fulfil its obligations under the Registration Statement;

  3.27.10.
  except with respect to paragraph 2.1.4, whether the acceptance, execution or performance of Sibanye-Stillwater's obligations under the Registration Statement will result in the breach of or infringe any other agreement, deed or arrangement entered into by or binding on Sibanye-Stillwater; or

  3.27.11.
  except with respect to paragraph 2.1.3, compliance by the parties with South African law in the performance of their obligations under, and implementation of, the Registration Statement.

  3.28.
  The content of paragraph 1.3.3 is dependent on the integrity of the records and information systems of CIPC, which records and information systems are often incomplete and outdated. It is not possible to verify the accuracy of the search results referred to in paragraph 1.3.3 which we obtained from CIPC.

4.
This Opinion is being furnished at the request of Sibanye-Stillwater, on the basis that this Opinion is required under Item 601(b)(5) of Regulation S-K under the U.S. Securities Act of 1933, in connection with the filing, with the Commission, of the Registration Statement.

5.
This Opinion is intended solely for use in connection with the filing, with the Commission, of Registration Statement and the issuance of securities subject to the Registration Statement, and is not to be relied upon for any other purpose.

6.
We consent to (i) the filing of this Opinion with the Commission, as an exhibit to the Registration Statement, (ii) the references to this Opinion in the Registration Statement, and (iii) the references, in the Registration Statement under the section headed "Legal Matters", to ENSafrica (the "Consent"). In giving the Consent, we do not admit or concede that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or the rules or regulations of the Commission promulgated thereunder. ENSafrica is a privately incorporated company of lawyers admitted to practice in South Africa. The lawyers of ENSafrica are, for purposes of the Consent and/or this Opinion, not admitted in any jurisdiction other than South Africa. We do not hold ourselves out as being experts in nor does we express any opinion on the law of any jurisdiction other than the laws of South Africa.

7.
ENSafrica is not liable for any inaccuracies in this Opinion resulting from the actions and/or omissions and/or wilful statements or representations on the part of Sibanye-Stillwater or any of their officers, employees, representatives or agents which may take place or be made in connection with the preparation and/or rendering of this Opinion.

8.
The total aggregate liability for any claim against ENSafrica, howsoever arising, as a result of the opinions set forth in this Opinion shall be limited to and shall not exceed an aggregate amount (inclusive of costs) which is equal to the market value of the assets of ENSafrica.

9.
There shall be no personal recourse against the directors, any other professional with similar status, consultant, associate or any other employee of ENSafrica or their estates arising from the opinions set forth herein.

Yours faithfully,
/s/ ENSAFRICA ENSafrica.

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  Exhibit 5.1